SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): June 14, 2002

                          The Warnaco Group, Inc.
             (Exact Name of Registrant as Specified in Charter)

                                  Delaware
               (State or Other Jurisdiction of Incorporation)


               1-10857                                 95-4032739
      (Commission File Number)             (IRS Employer Identification No.)


                   90 Park Avenue
                    New York, NY                                    10016
      (Address of Principal Executive Offices)                   (Zip Code)

     Registrant's telephone number, including area code: (212) 661-1300

                               Not Applicable
       (Former name or former address, if changed since last report)



Item 5.           Other Events.

         The Warnaco Group, Inc. (the "Company") has filed the following reports: our monthly operating report for the period commencing June 3, 2002 and ended July 7, 2001; monthly operating report for the period commencing July 8, 2001 and ended August 4, 2001; monthly operating report for the period commencing August 5, 2001 and ended September 1, 2001;
monthly operating report for the period commencing September 2, 2001 and ended October 6, 2001; monthly operating report for the period commencing October 7, 2001 and ended November 3, 2001; monthly operating report for the period commencing November 4, 2001 and ended December 1, 2001; monthly operating report for the period commencing December 2, 2001 and ended
January 5, 2002; monthly operating report for the period commencing January
6, 2002 and ended February 2, 2002; monthly operating report for the period commencing February 3, 2002 and ended March 2, 2002; and monthly operating report for the period commencing March 3, 2002 and ended April 6, 2002 (collectively, the "Operating Reports") with the United States Bankruptcy Court for the Southern District of New York, copies of which are attached hereto as Exhibit 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, 99.8, 99.9 and
99.10, respectively, in connection with our voluntary petitions for reorganization under Chapter 11 of title 11 of the United States Bankruptcy Code in Case Nos. 01-41643 (RLB) through 01-41680 (RLB)(Jointly Administered).

         The Operating Reports contain unaudited information about the Company and certain of its subsidiaries which are debtors (but not all of the Company's consolidated subsidiaries), and are in a format, prescribed by the applicable bankruptcy laws. The Operating Reports also contain information for periods which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such information may not be indicative of the Company's financial condition or operating results for the periods reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. For these reasons, the Company cautions readers not to place undue reliance upon the information contained therein.

         In addition, the Operating Reports, as well as other statements made by the Company, may contain forward-looking statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect, when made, the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including the sufficiency of the DIP financing, the ability of the Company to satisfy the conditions and requirements of the credit facilities of the Company, the effects of the Chapter 11 filing on the operation of the Company, the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time, the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases, the effect of national and regional economic conditions, the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, customer acceptance of both new designs and newly-introduced product lines, financial difficulties encountered by customers, the ability of the Company to attract, motivate and/or retain key executives and associates, and the ability of the Company to attract and retain customers. All statements other than statements of historical facts included in the Operating Reports are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)      Exhibits

                           Exhibit No.  Description

                           99.1 Monthly Operating Report for the Period June 3, 2001 to July 7, 2001.

                           99.2 Monthly Operating Report for the Period July 8, 2001 to August 4, 2001.

                           99.3 Monthly Operating Report for the Period August 5, 2001 to September 1, 2001.

                           99.4 Monthly Operating Report for the Period September 2,
                                        2001 to October 6,
                                        2001.

                           99.5 Monthly Operating Report for the Period October 7, 2001 to November 3, 2001.

                           99.6 Monthly Operating Report for the Period November 4, 2001 to December 1, 2001.

                           99.7 Monthly Operating Report for the Period December 2,
                                        2001 to January 5,
                                        2002.

                           99.8 Monthly Operating Report for the Period January 6, 2002 to February 2, 2002.

                           99.9 Monthly Operating Report for the Period February 3,
                                        2002 to March 2, 2002.

                           99.10 Monthly Operating Report for the Period March 3, 2002 to April 6, 2002.



                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2002
                                     The Warnaco Group, Inc.


                                     By: /s/ Stanley P. Silverstein
                                        --------------------------------
                                     Name:  Stanley P. Silverstein
                                     Title: Vice President, General Counsel
                                            and Secretary